Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A Post-Effective Amendment No. 82 under the headings “Counsel and independent registered public accounting firm”.

/S/ PricewaterhouseCoopers LLP

New York, New York

September 12, 2014